Exhibit 1.3


                                Pricing Agreement

Morgan Stanley & Co. Incorporated
First Union Capital Markets, a division of
  Wheat First Securities, Inc.
NationsBanc Montgomery Securities LLC
c/o  Morgan Stanley & Co. Incorporated
       1585 Broadway
       New York, New York  10036


                                                               November 10, 1998

Ladies and Gentlemen:

         United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 10, 1998 (the "Underwriting Agreement"), between the Company and the Operating Entities (as defined therein) on the one hand and Morgan Stanley & Co. Incorporated, First Union Capital Markets, a division of Wheat First Securities, Inc. and NationsBanc Montgomery Securities LLC, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, on the basis of the representations and warranties set forth herein and in such Underwriting Agreement, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the respective principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Operating Entities. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                Very truly yours,


                                United Dominion Realty Trust, Inc.


                                By: /s/ James Dolphin
                                    -------------------------------------
                                      Name: James Dolphin
                                     Title: Executive Vice President


                                United Dominion Realty, L.P.

                                By:  United Dominion Realty Trust, Inc., its
                                     General Partner


                                By: /s/ James Dolphin
                                    ------------------------------------- -
                                      Name: James Dolphin
                                     Title: Executive Vice President


                                UDR Western Residential, Inc.


                                By: /s/ James Dolphin
                                    -------------------------------------
                                      Name: James Dolphin
                                     Title: Executive Vice President

                                UDRT  of   North   Carolina, L.L.C.


                                By: United Dominion Realty Trust, Inc., its sole
                                    member


                                By: /s/ James Dolphin
                                    -------------------------------------
                                      Name: James Dolphin
                                     Title: Executive Vice President


                                ASR Investments Corporation


                                By: /s/ James Dolphin
                                    -------------------------------------
                                      Name: James Dolphin
                                     Title: Executive Vice President

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
Wheat First Securities, Inc.
NationsBanc Montgomery Securities LLC

Acting severally on behalf of themselves and the several Underwriters

By: Morgan Stanley & Co. Incorporated


By: /s/ Mike Fusco
    -----------------------------------
       Name: Mike Fusco
       Title: Vice President

SCHEDULE I
                                                         Principal Amount of
                                                              Designated
                                                              Securities
               Underwriter                                  to be Purchased
               -----------                               -------------------
Morgan Stanley & Co. Incorporated                              $97,500,000
First Union Capital Markets, a division of
         Wheat First Securities, Inc.                           26,250,000
NationsBanc Montgomery Securities LLC                           26,250,000
                                                              ------------
         Total                                                $150,000,000
                                                              ============

SCHEDULE II

Title of Designated Securities:

         8 1/8% Notes due 2000 (the "Notes")


Aggregate Principal Amount of Designated Securities:

         $150,000,000


Initial Public Offering Price:

         99.919% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 1998.


Purchase Price by Underwriters:

         99.669% of the principal amount of the Notes, plus accrued interest, if any, from November 16, 1998 (no accrued interest will be payable by the Underwriters in the case of Notes purchased by the Underwriters on November 16, 1998).


Form of Designated Securities:

         Book-entry form represented by one or more global securities deposited with The Depository Trust Company and registered in the name of its nominee.

Specified funds for payment of purchase price:

         Immediately available funds.

Indenture:

         Indenture dated November 1, 1995, between the Company and First Union National Bank (formerly known as First Union National Bank of Virginia), as Trustee

Maturity:

         November 15, 2000


Interest Rate:

         8 1/8% per annum

Interest Payment Dates:

         May 15 and November 15, commencing May 15, 1999.

Regular Record Dates:

         May 1 and November 1

Redemption Provisions:

         Not redeemable prior to maturity.

Sinking Fund Provisions:

         No sinking fund provisions.

Defeasance provisions:

         The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance will apply to the Notes.

Time of Delivery:

         10 a.m., New York time, on November 16, 1998.

Closing Location for Delivery of Designated Securities:

         Offices of Brown & Wood llp, One World Trade Center, New York, New York 10048-0557.

Names and addresses of Representatives:

         Designated Representative:

         Morgan Stanley & Co. Incorporated



         Address for Notices, etc.:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036
         Attn:  Michael M. Fusco